Exhibit 99.1

Sharon AI Announces Accelerated Receipt of Remaining Consideration from Sale of 50% Ownership in Texas Critical Data Centers Joint Venture

Results in Total Proceeds of US$74 million

New York, USA, 13th April, 2026 – Today, SharonAI Holdings Inc. (NASDAQ:SHAZ) and its subsidiaries (“Sharon AI” or “the Company”), a leading Australian neocloud, announced the accelerated receipt of the remaining outstanding US$50 million Senior Secured Convertible Promissory Note, and receipt of a true-up share issuance from New Era Energy & Digital, Inc. (NASDAQ: NUAI).

This accelerated receipt results in total proceeds of sale of Sharon AI’s 50% ownership interest in Texas Critical Data Centers LLC (“TCDC”) to NUAI of US$74 million, US$4 million higher than the originally anticipated US$70 million.

On April 10, 2026, NUAI delivered an Optional Redemption Notice to Sharon AI, exercising its right to redeem the full outstanding principal amount of the US$50 million Promissory Note (originally maturing June 30, 2026), plus accrued interest.

Sharon AI has the option to convert up to 20% of the principal amount of the note into NUAI common stock by April 17, 2026, with the balance to be paid in cash by April 24, 2026.

Additionally, NUAI issued a True-Up Notice pursuant to the Membership Interest Purchase Agreement.

Following NUAI’s recent public offering of common stock at $3.35 per share, Sharon AI is entitled to approximately 893,724 additional shares of NUAI common stock.

Together with the US$10 million in cash already received in late March, these steps bring the total consideration to US$74 million to Sharon AI, ahead of the original payment schedule.

James Manning, CEO of Sharon AI, said: “The early redemption of the US$50 million Promissory Note and the true-up share issuance from NUAI demonstrate the strength of our partnership and strengthens our balance sheet with non-dilutive funding. This accelerated capital inflow enhances our financial flexibility as we continue to scale our sovereign AI and HPC cloud infrastructure in Australia. We are focused on deploying advanced GPU capacity, strengthening partnerships, and delivering high-performance AI solutions to hyperscale, enterprise, AI native, research and government customers in Asia-Pacific, while creating sustained value for our shareholders.”

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Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it uses other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI) to disseminate information about the Company, and can be additional sources of information outside press releases, regulatory filings with the Securities and Exchange Commission (SEC) and any other conference calls, webcasts, investor days, etc. that the company may hold.

About Sharon AI

SharonAI Holdings Inc. (NASDAQ:SHAZ) and its subsidiaries (“Sharon AI”), a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU Compute Infrastructure. Our cloud GPU platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Contacts

Sharon AI Media Enquiries:

Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

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Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;
●	Receipt and use of proceeds;
●	Acceleration of the deployment of assets;
●	Acceleration of Sharon AI’s ability to engage with additional potential customers;
●	Expansion of Sharon AI’s data center footprint;
●	The firming of Sharon AI’s ability to formally lease additional capacity; and
●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of Sharon AI’s most recently filed Annual Report on Form 10-K filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

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